EXHIBIT 10.10


                              DISTRIBUTOR AGREEMENT


Agreement between: INVU Service Ltd Incorporated in England with registered number 3319922, having its registered office at City Tower, Level 4, 40 Basinghall Street, London EC2V 5DE (hereby referred to as INVU) and

Company Name: CHS UK Holdings Limited Incorporated in England with registered number 03642647, having its registered office at Copse Road, St. Johns Woking Surrey GU21 1st (hereby referred to as DNSP)


Date:    1/07/99


OVERVIEW

INVU is pleased to appoint DNSP as an executive distributor with effect from 1/07/99. This appointment is for the INVU range of products as specified in Appendix A ("INVU Product(s)").

This Appointment entitles DNSP to represent itself as INVU only authorized Distributor for INVU Products for the territory of England, Scotland and Wales (the "Territory").

In accordance with this appointment, DNSP agrees to use all reasonable endeavors to promote and sell INVU's Products.

TERMS

1. INVU grants, and DNSP accepts, this appointment as INVU's exclusive distributor for the Territory, for INVU Products for a period of 6 months from 1/07/99 such exclusivity will be reviewed on 1/10/99. This agreement shall be automatically renewed for successive renewal terms of (12) months each, unless terminated otherwise upon written notice in accordance with section 20. INVU agrees not to appoint any other person to act as a distributor for INVU Products within the Territory during the course of this agreement. INVU reserves the right to continue to sell directly to end-users within the Territory.

2. DNSP agrees to provide qualified and competent sales and marketing staff, and to use its reasonable endeavors to maximize the sales opportunities for INVU Products.

3. Resellers will be recruited under a reseller accreditation scheme. Accreditation will be charged at (pound)1250.00. DNSP will receive 50% discount. Accreditation involves three days training and provision of a full working 5-user license for Internal use. Accredited resellers receive 30% discount off INVU products. Non-accredited resellers receive 20% discount off INVU products but are only entitled to supply product only, and are not authorized to install and/or train.



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



4. INVU agrees to pass sales leads from the Territory to DNSP. INVU also agrees to inform DNSP regarding trade shows, promotional material, press releases and other relevant marketing materials and activities in a timely fashion. DNSP undertakes to advise INVU on a monthly basis as to the progress and follow up of all leads and customers contacts relevant to INVU Products. DNSP also undertakes to provide a 90 days rolling forecast of business relevant to INVU. Prior to commencement of this Agreement, INVU and DNSP will agree a 12 months forecasted sales plan. Upon execution of this Agreement and not later than July 31, 1999, DNSP will purchase from INVU stock (in a mix to be agreed) to the value of (pound)25000 (the "Stock Mix"), payable within 90 days from the date of invoice. In the event that INVU Product(s) supplied by INVU are returned to DNSP by customers for any reason whatsoever included but not limited to non-conformity to INVU's Product(s)' specifications, material defects, non-compatibility with other software applications, lack of features, or failure to meet the particular purpose for which they were bought, DNSP shall be entitled to return all or part of the Stock Mix to INVU for full credit at the price invoiced and INVU shall repay any sums paid by DNSP under this Agreement forthwith on demand and indemnity DNSP against all costs, expenses, losses and liabilities incurred by DNSP in connection with the Agreement.

5. All reasonable quantities of sales literature, marketing materials and the like, required in the normal course of business from time to time by DNSP for promoting, selling and marketing of INVU Products from INVJ will be supplied free of charge.

6. DNSP must ensure at all times that it employs qualified technical support and sales staff which are reasonably sufficient to fulfil sales and business plans, attend customers' needs and effectively support INVU Products.

7. DNSP will provide a first line support service to all its clients of INVU Products. This service will handle the initial customer call, and resolve any issues, which could normally be expected to be resolved by staff of reasonable technical competence. INVU Services will not handle support calls from DNSP clients directly. Support is charged to the end user at 20% of license fee per annum. DNSP receive 50% discount. In addition, INVU will provide an upgrade assurance service to end users at a further 10% of license fee per annum. DNSP receive 30% discount.

8. INVU Services will provide second line support and will implement a web site service for access to new releases, bug clearances and technical updates.

9. INVU shall provide free of charge reasonable training to DNSP technical support staff on INVU Product(s) and any INVU Product(s) new version and/or upgrade, as required by DNSP.

10. DNSP will provide details of all sales of INVU Products. Including sales value, customer name, number of licenses and support contracts. INVU agrees to keep confidential all such information and to limit the disclosure of such information to INVU's employees on a need to know basis during the course and for two years following termination of this agreement.



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



11. DNSP will maintain a working demonstration system for the nominated INVU Products at all times. INVU will provide with demonstration software free of charge. INVU undertakes during the continuation of this agreement to maintain the software content of the demonstration product to the latest specification at all times at no additional cost to DNSP. It is the responsibility of DNSP to provide, at their own cost, whatever hardware that is necessary to run the demonstration configuration.

12. INVU Product(s) supplied to DNSP by INVU will be at 50% discount from INVU's published UK recommended retail price list.

13. In addition, INVU agrees to hold a further credit of 2.5% to DNSP's account in a joint marketing fund. DNSP will submit marketing projects to INVU for approval in order to utilize the marketing fund.

14. As an exclusive distributor DNSP must achieve sales forecasts with INVU as specified in appendix B. This achievement will be reviewed monthly between DNSP and INVU and failure to achieve minimum levels may lead to suspension of the contract. However, such suspension will be subject to INVU's giving 30 days notice to DNSP in order to give opportunity to DNSP to achieve spend levels.

15. Payment for all INVU Products shall be due and payable thirty days from the date of invoice. Invoices shall be dated and mailed on or after the date of shipment. Credit limit will be agreed from time to time by both parties and may be revised by INVU upon 30 days written notice.

16. INVU reserves the right to amend the United Kingdom recommended retail price list at any time subject to 30 days notice in writing. In the event of a price decrease, INVU shall apply such price decrease to all INVU Products ordered but not yet shipped at the time of the price decrease. In addition DNS shall receive a credit for the difference between the old and new price for INVU Products still held in inventory. In the event of a price increase, INVU will apply such increased price to all orders received by INVU after the price increase effective date.

17. INVU shall notify DNSP of the release of new versions of any INVU's Product(s). In the event of such release DNSP may return to INVU all and any units of old version of an INVU Product held in inventory that was originally purchased from and invoiced by INVU. Upon receipt of the returned INVU Product(s), together with copies of the invoices identifying the returned INVU Product(s), INVU shall issue a credit against future purchases for the amount paid by DNPS for INVU Product(s) returned to INVU.

18. INVU Product(s) at all times remain in intellectual property of INVU and source code and any amendments thereto remain the sole property of INVU. Unless otherwise agreed in writing on a case by case basis, DNSP shall not copy or replicate the products. In addition, DNSP shall procure that any third parties, customers, employees and/or contractor agree in writing to acknowledge ownership of the software and products. INVU warrants that (i) INVU products do not infringe any copyright enforceable in the United States of America or in the Territory, and (ii) that INVU product name(s) or trade mark do not infringe any


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



     trademark rights enforceable in those jurisdictions. INVU agrees to held DNSP harmless and defend DNSP from and against any and all damages, costs expenses, including reasonable legal fees, incurred in connection with a claim which would constitute a breach of the warranties set forth in section 18. INVU's obligations under section 18 shall survive the expiration or termination of this agreement.

19. INVU warrants that the INVU Product(s) if supplied will, at the time of delivery to the end-users, be free from defects in materials, be of merchantable quality, be Year 200 compliant and be conformed to INVU's applicable standard specifications. INVU's Product(s) supplied by INVU which do not conform with the above warranty shall be returned to INVU for full credit at the price invoiced.

20. This Agreement may be terminated by either party without cause upon 30 days written notice. INVU shall upon termination repurchase all unsold stocks of INVU Product(s) fully paid for by DNSP at a price no less than the price paid for such products by DNSP.

21. Neither party shall be liable to the other party for any special, consequential and/or economic losses, damages and/or claims howsoever caused.

22. Any notice given under this Agreement to DNSP shall be sent to Unit 4, Great West Plaza, Riverbank Way, Brentford, Middlesex, TW8 9RE.

23. This agreement shall be governed and construed in accordance with the laws of England and Wales.


FOR AND ON BEHALF OF                      FOR AND ON BEHALF OF
INVU                                      CHS UK Holding Limited


Signature                                 Signature

Name                                      Name

Position                                  Position

Date                                      Date

APPENDIX A - INVU PRODUCTS COVERED BY THIS AGREEMENT


INVU PRO
INVU PRO (Network Edition)
INVU Webfast


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



APPENDIX B - DNSP Sales Forecasts


                   Forecast of INVU Document Management Sales
                   ------------------------------------------
                         September 1999 to February 2000
                         -------------------------------


DNSPaperlink is looking to take INVU Services Ltd. INVU Document Management Software as a distribution software product. DNSPaperlink has proven, through an existing network of some 3,000 dealers that it can successfully place product into the market. These dealers address a wide range of end users, from the small home office, through to large National and International customers. Many of these dealers are already aware of Document Management and are either currently actively selling it as a major production item or recognize it to be a product that will bring substantial revenue in the near future and are looking to take the right version on board.

By introducing INVU to these dealers we can tap a large market for this product. There are specific reasons as to why INVU would be attractive to these dealers. These reasons are that INVU is able to offer specific functions as standard which are not found in many other Document Management/Imaging systems. These features include:

                  Internet, Extranet and Intranet Access is available.

                  Boolean Search Facility of documents.

                  High Levels of security protection.

For this reason I feel it would be possible to not only sign up dealers to sell INVU who are new to selling Document Management/Imaging systems, but also to convert existing dealers who are currently selling a rival Document Imaging/Management system.

To be able to seriously develop the market, it is suggested keeping the number of dealers authorized to sell INVU comparatively small. The reason for this is that Document Management products require a certain level of knowledge as to how this software will integrate into the overall business model of the company requiring it. A period of consultancy will also be needed to ensure the requirements of the customer can and will be met, as well as a full installation service for the software. Document Management/Document Imaging is a solution sell, not an off the shelf shrink wrapped solution, and the average dealer does not have this level of expertise in house to enable them to sell this service to his clients. Therefore I would have thought that we would need to look for:

                  A channel of up to 50 Gold Partners

                  A maximum of 100 other dealers.

The differentiation between these two categories would be that a GOLD Partner would be a dealer whose main business is Document Management. They understand the product and would be purchasing INVU on a regular monthly basis and has made a specific comment to sell INVU. The


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



other dealers are those who see Document Management as the way forward, but do not yet have the required expertise in house to sell it. They are however willing to work with us to build up this knowledge to a level where they can confidently consult on the product and would be in a position to buy INVU every month. Over the period of a year to 18 months, the actual number of and specific dealers within each of these groups would change, some leaving the market for whatever reason from both categories, and with dealers moving up into the GOLD Partner status with other new ones joining from below.

To achieve this we need to actively promote the INVU product and Document Imaging in general. The end user base needs to be educated into Document Imaging and only companies such as INVU Services Ltd., Fujitsu and Microsoft can effectively do this.

We would also look to encourage dealers to incorporate INVU within their own software or solution product. Currently we have a number of dealers who could do this, some having identified specific markets for their own software, having already front ended it with an imaging product. We should look to give them assistance in changing to INVU, by offering to work closely with the manufacturer to assist in developing front-end integration, ideally at no cost to themselves. The reason being that I believe INVU offers considerable advantages over their current offering. However, more needs to be known about INVU before we can definitely say this is possible. Some typical applications include:

Pensions Software specifically of companies with 5,000-personnel       2 dealers
Specific Police Applications                                           2 dealers
General Applications                                                   2 dealers
Healthcare Applications                                                2 dealers
Banking Applications                                                   2 dealers

These can lead to large orders but there can also be long time frames between orders. However, such accounts should be encouraged due to the potential and a priority will be to visit and discuss the situation with each of these accounts, as well as finding new vertical market specialists. However, we would need assistance with ensuring INVU will integrate into their specific applications.

Targets

It is very difficult to break INVU down and say we should expect this each month, the sale is extended and each project has a different mixture of requirements. However, the following should be achievable figures:



-----------------------------------------------------------------------------------------------------------------------------
        Month            Licenses                   Units                     RRP              Buy Price          Total Buy
                                                                                                                    value

-----------------------------------------------------------------------------------------------------------------------------
September               Single Seat                   5                   (pound)260.00      (pound)130.00      (pound)660.00
-----------------------------------------------------------------------------------------------------------------------------
                        5 User                        6                 (pound)1,030.00      (pound)619.00    (pound)3,090.00
-----------------------------------------------------------------------------------------------------------------------------
                        10 User                       2                 (pound)1,810.00      (pound)905.00    (pound)1,810.00
-----------------------------------------------------------------------------------------------------------------------------
                        15 User                       2                 (pound)2,580.00    (pound)1,290.00    (pound)2,580.00
-----------------------------------------------------------------------------------------------------------------------------
                        20 User                                             (pound)0.00        (pound)0.00        (pound)0.00
-----------------------------------------------------------------------------------------------------------------------------
                        25 User                       2                 (pound)4,125.00    (pound)2,062.50    (pound)4,125.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                             (pound)12,255.00
-----------------------------------------------------------------------------------------------------------------------------
October                 Single Seat                   10                  (pound)260.00      (pound)130.00    (pound)1,300.00
-----------------------------------------------------------------------------------------------------------------------------
                        5 User                        3                 (pound)1,080.00      (pound)515.00    (pound)1,545.00
-----------------------------------------------------------------------------------------------------------------------------
                        10 User                       2                 (pound)1,810.00      (pound)905.00    (pound)1,810.00
-----------------------------------------------------------------------------------------------------------------------------
                        15 User                       4                 (pound)2,680.00    (pound)1,290.00    (pound)5,160.00
-----------------------------------------------------------------------------------------------------------------------------
                        20 User                       2                 (pound)3,360.00    (pound)1,680.00    (pound)3,360.00
-----------------------------------------------------------------------------------------------------------------------------
                        25 User                       6                 (pound)4,125.00    (pound)2,062.50   (pound)12,376.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                             (pound)25,550.00
-----------------------------------------------------------------------------------------------------------------------------
November                Single Seat                   15                  (pound)260.00      (pound)130.00    (pound)1,960.00
-----------------------------------------------------------------------------------------------------------------------------
                        5 User                        4                 (pound)1,030.00      (pound)515.00    (pound)2,060.00
-----------------------------------------------------------------------------------------------------------------------------
                        10 User                       4                 (pound)1,810.00      (pound)906.00    (pound)3,520.00
-----------------------------------------------------------------------------------------------------------------------------
                        15 User                       6                 (pound)2,580.00    (pound)1,290.00    (pound)7,740.00
-----------------------------------------------------------------------------------------------------------------------------
                        20 User                       4                 (pound)3,380.00    (pound)1,680.00    (pound)6,720.00
-----------------------------------------------------------------------------------------------------------------------------
                        25 User                       6                 (pound)4,125.00    (pound)2,062.50   (pound)12,375.00
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                             (pound)34,465.00
-----------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------
        Month            Licenses                   Units                     RRP             Buy Price          Total Buy
                                                                                                                   Price
------------------------------------------------------------------------------------------------------------------------------
December                Single Seat                   10                  (pound)260.00      (pound)130.00    (pound)1,300.00
------------------------------------------------------------------------------------------------------------------------------
                        5 User                        4                 (pound)1,030.00      (pound)515.00    (pound)2,060.00
------------------------------------------------------------------------------------------------------------------------------
                        10 User                       4                 (pound)1,810.00      (pound)905.00    (pound)3,620.00
------------------------------------------------------------------------------------------------------------------------------
                        15 User                       4                 (pound)2,580.00    (pound)1,280.00    (pound)5,180.00
------------------------------------------------------------------------------------------------------------------------------


                                                         8



------------------------------------------------------------------------------------------------------------------------------
        Month           Licenses                    Units                     RRP             Buy Price          Total Buy
                                                                                                                   Price
------------------------------------------------------------------------------------------------------------------------------
                        20 User                       5                 (pound)3,360.00    (pound)1,680.00    (pound)8,400.00
------------------------------------------------------------------------------------------------------------------------------
                        25 User                       6                 (pound)4,125.00    (pound)2,062.50   (pound)12,375.00
------------------------------------------------------------------------------------------------------------------------------
                                                                                                             (pound)32,915.00
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
January                 Single Seat                   20                  (pound)260.00      (pound)130.00    (pound)2,600.00
------------------------------------------------------------------------------------------------------------------------------
                        5 User                        12                (pound)1,060.00      (pound)615.00    (pound)6,180.00
------------------------------------------------------------------------------------------------------------------------------
                        10 User                       6                 (pound)1,810.00      (pound)905.00    (pound)5,430.00
------------------------------------------------------------------------------------------------------------------------------
                        15 User                       8                 (pound)2,580.00    (pound)1,290.00   (pound)10,320.00
------------------------------------------------------------------------------------------------------------------------------
                        20 User                       8                 (pound)3,360.00    (pound)1,680.00   (pound)13,440.00
------------------------------------------------------------------------------------------------------------------------------
                        25 User                       6                 (pound)4,125.00    (pound)2,062.50   (pound)16,500.00
------------------------------------------------------------------------------------------------------------------------------
                                                                                                             (pound)54,470.00
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
February                Single Seal                   25                  (pound)260.00      (pound)130.00    (pound)3,250.00
------------------------------------------------------------------------------------------------------------------------------
                        5 User                        18                (pound)1,030.00      (pound)515.00    (pound)9,270.00
------------------------------------------------------------------------------------------------------------------------------
                        10 User                       8                 (pound)1,810.00      (pound)905.00    (pound)7,240.00
------------------------------------------------------------------------------------------------------------------------------
                        15 User                       10                (pound)2,580.00    (pound)1,290.00   (pound)12,900.00
------------------------------------------------------------------------------------------------------------------------------
                        20 User                       10                (pound)3,360.00    (pound)1,680.00   (pound)16,800.00
------------------------------------------------------------------------------------------------------------------------------
                        25 User                       8                 (pound)4,125.00    (pound)2,062.50   (pound)16,500.00
------------------------------------------------------------------------------------------------------------------------------
                                                                                                             (pound)65,960.00
------------------------------------------------------------------------------------------------------------------------------


Promotions

Dealers are no different to anyone else and are always interested in "what's in it for me". Promotions are always of interest to dealers, but we must remember that we need to address two different aspects of the dealership. We can encourage sales by directing promotions aimed at the sales people, in that they get something for selling the product. I believe that every salesman who sells the product should be rewarded. If the promotion is based upon the dealer who produces the greatest revenue over a period of time, interest can be lost by the smaller dealerships as they would believe they would not be able to compete against the larger and more well established dealerships.

Therefore, I believe a points system should be introduced for each license size sold, which would equate to a points value for Red Letter day prizes. This way every one should be encouraged to sell the product. As a Document Management solution is usually an extended sale, I would suggest promotions be of at least six months duration to take this into account. It will also encourage the


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



sales people to go for the longer cycle of sales and still be rewarded. To pay for the prizes, it would be possible for both INVU and DNSPaperlink to set aside say (pound)1 per point from each product. A suggested points scheme would be:

----------------------------------------------------------------------------------------------------------------
                 Product                        Points            6 Months Points         Total Contribution
                                                                     Projection
----------------------------------------------------------------------------------------------------------------
INVU Pro 4.0 Single User                          1                      85                       (pound)170.00
----------------------------------------------------------------------------------------------------------------
INVU Pro 4.0 5 User                               2                      47                       (pound)188.00
----------------------------------------------------------------------------------------------------------------
INVU Pro 4.0 10 User                              3                      26                       (pound)156.00
----------------------------------------------------------------------------------------------------------------
INVU Pro 4.0 15 User                              5                      34                       (pound)340.00
----------------------------------------------------------------------------------------------------------------
INVU Pro 4.0 20 User                              7                      29                       (pound)406.00
----------------------------------------------------------------------------------------------------------------
INVU Pro 4.0 25 User                              8                      36                       (pound)576.00
----------------------------------------------------------------------------------------------------------------
INVU Pro 4.0 WebFast                              10                     4                         (pound)90.00
----------------------------------------------------------------------------------------------------------------


The total combined contribution based on the above figures from both INVU Services Ltd. and DNSPaperlink, would be (pound)1,916.

The same basis but different points rating would yield:

----------------------------------------------------------------------------------------------------------------
                Product                         Points            6 Months Points             Total Contribution
                                                                     Projection
----------------------------------------------------------------------------------------------------------------
INVU Pro 4.0 Single User                          2                      85                       (pound)340.00
----------------------------------------------------------------------------------------------------------------
INVU Pro 4.0 5 User                               4                      47                       (pound)376.00
----------------------------------------------------------------------------------------------------------------
INVU Pro 4.0 10 User                              6                      26                       (pound)312.00
----------------------------------------------------------------------------------------------------------------
INVU Pro 4.0 15 User                              8                      34                       (pound)544.00
----------------------------------------------------------------------------------------------------------------
INVU Pro 4.0 20 User                              10                     29                       (pound)580.00
----------------------------------------------------------------------------------------------------------------
INVU Pro 4.0 25 User                              12                     36                       (pound)864.00
----------------------------------------------------------------------------------------------------------------
INVU Pro 4.0 WebFast                              20                     4                        (pound)160.00
----------------------------------------------------------------------------------------------------------------


This point scheme would require a total combined contribution of (pound)3.176. With the need to split this between a number of people, I feel this is more like the figure we need to be looking at, although personally I think that a total contribution of (pound)2,000 per company would not be excessive over the six month period.

These promotions reward the sales people, probably in most peoples estimation the right ones to reward. However, all such promotions have to be agreed by the dealer principles before they can be put into place, and they also will ask, "What's in it for me?" Therefore I believe that running alongside any promotion for the sales people should be one for the dealer principle, to encourage him to take the production.

This could be in the form of extra margin on product for a specific time period, or an advertising campaign targeted at his end users (Standard marketing leaflets with his dealer name and number printed on nit, mailed to his mailing list), or assistance in some other way to generate business. Whatever form it takes, the dealer will want to see additional margin coming in Alternative options include seminars.

Seminars

Seminars would be arranged with individual dealers, targeting their own data base and tailored to the specific requirements of the dealer. They may for example target a vertical market only. If required, manufacturers could be brought in as well. Where geographically possible manufacturers' offices would be used to hold them, thus keeping costs down, but at the same time showing a close relationship between DNSPaperlink and the manufacturer.

In the extreme areas, seminars would be a more cost-effective solution than individual dealer visits. One held in either Edinburgh or Glasgow would cover a large proportion of Scotland. Dublin would be suitable for Ireland. Guernsey and Jersey would need individual visits due to their size. These seminars, as distinct from the promotional seminars offered to dealers, should be used to advise the dealers of the full product range used within a Document Image/Management structure, from scanners through software to RAID and CD Libraries and COLD products. Manufacture support can also be given at these seminars and would encourage attendance. By showing a full product range it will show the dealers were able to fully support them at every step of the way. Also, whilst they may not be interested in one of the products being discussed, sitting through a talk on that product could well show them the opportunities being missed by not introducing it to their customers.

Conclusion

To summarize, DNSPaperlink believes that it is well positioned to sell INVU Services Ltd. INVU Document Management software. The reasons being, our recognized history in the Document Management field, an extensive network of dealers, an active policy of giving seminars and working with dealers to promote product locally.

We believe with the plans outlined above, a serious commitment to the product is shown, together with understanding how the Software should be promoted.


With both internal and external sales teams, in house technical and consultancy specialists, DNSPaperlink is fully committed to the success of this product.




                                       11